UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

Unicorp, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2-73389	75-1764386
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

Galleria Financial Center 5075 Westheimer Road, Suite 975 Houston, TX77056	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713)402-6700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 17, 2007, Unicorp, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with Cornell Capital Partners, LP (“Cornell”) providing for a loan by Cornell to the Company of up to $7,000,000, of which a debenture was issued by the Company to Cornell for the principal amount of $3,500,00 at the closing.  The SPA contemplates additional closings subject to certain terms and conditions for subsequent debentures aggregating $3,500,000.  At the first closing, the Company also issued to Cornell warrants to purchase an aggregate of 8,121,500 shares of Common Stock.  In connection with the SPA, the Company granted Cornell a security interest to collateralize its debt obligations.

The debenture issued to Cornell in connection with the first closing is initially convertible into shares of the Company’s common stock (“Common Stock”) at $0.50 per share (“Conversion Price”) and matures in November 2009.

The Conversion Price is subject to: (i) standard adjustment provisions for stock splits, reorganizations, mergers and consolidations; and (ii) a downward conversion price adjustment upon issuance of common stock at a purchase price less than the then Conversion Price.

The following four warrants were issued in connection with the first closing:

·         A warrant to purchase 2,545,000 shares of Common Stock at $0.55 per share, which expires in 5 years.
·         A warrant to purchase 2,154,000 shares of Common Stock at $0.65 per share, which expires in 5 years.
·         A warrant to purchase 1,867,000 shares of Common Stock at $0.75 per share, which expires in 5 years.
·         A warrant to purchase 1,555,500 shares of Common Stock at $0.90 per share, which expires in 5 years.

Each of the four warrants described above contains standard adjustment provisions for stock splits, distributions, reorganizations, mergers and consolidations.

The Company has agreed to file a registration statement with the Securities and Exchange Commission by July 2, 2007 in order to register the resale of the shares of common stock issuable upon conversion of the debentures and the shares of common stock issuable upon exercise of the warrants.  If the Company fails to meet this deadline, if the registration statement is not declared effective prior October 15, 2007, or if the registration statement ceases to remain effective, the Company has agreed to pay the investors liquidated damages of 1.0% of the amount paid for the debentures, up to 12% of the aggregate amount paid.  The Company is not liable for liquidated damages with respect to the warrants.

This summary description of the transaction does not purport to be complete and is qualified in its entirety by reference to the form of the agreements and the other documents and instruments that are filed as exhibits to this current report.

Item 3.02               Unregistered Sales of Equity Securities

                As more fully described in Item 1.01, the Company issued (i) warrants to purchase a total of 8,121,500 shares of Company common stock; and (ii) debentures, which are initially convertible into shares of Company common stock at a conversion price $0.50 per share.

These issuances were made without registration under the Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Identification of Exhibit
10.1	Securities Purchase Agreement (“SPA”) dated May 17, 2007
10.2	Registration Rights Agreement dated May 17, 2007
10.3	Secured Convertible Debenture Agreement
10.4	Form of Warrant issued in connection with SPA
10.5	Security Agreement

SIGNATURES

Pursuant  to  the  requirements of the Securities Exchange Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  hereunto  duly  authorized.

                                                                                                UNICORP. INC.

                                                                                                By:  _/s/  Carl A. Chase______________
        Carl A. Chase, Chief Financial Officer

DATE:  May 21, 2007

EXHIBIT INDEX

Exhibit No.	Identification of Exhibit
10.1	Securities Purchase Agreement (“SPA”) dated May 17, 2007
10.2	Registration Rights Agreement dated May 17, 2007
10.3	Secured Convertible Debenture Agreement
10.4	Form of Warrant issued in connection with SPA
10.5	Security Agreement